Exhibit 10.2
AMENDMENT TO CHANGE IN CONTROL AGREEMENT

Amendment Agreement made this 18th day of July 2006 by and between Harvey F. Milman (“Executive”) and Drew Industries Incorporated, a Delaware corporation (the “Company”).

WHEREAS, Executive has been Vice President-Chief Legal Officer of the Company; and

WHEREAS, the Company and Executive entered into a Change In Control Agreement effective as of March 1, 2005 (the “Agreement”), and wish to amend the Agreement as expressly provided herein in order to conform the Agreement to other Change in Control Agreements subsequently entered into by the Company,

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.	AMENDMENT

1.1 Section 5.1 is hereby amended by adding to the end of the second sentence the following:

“and fifteen (15) miles from the Company’s location on the date hereof.”

1.2 Section 6.1 is hereby amended by deleting the last sentence and adding in lieu thereof the following sentence:

“Such payments shall commence on the next payroll payment date following the Qualifying Termination.”

1.3 Section 6.3 is hereby amended by adding in the second sentence after the phrase “…three (3) year period…” the following:

“(or such shorter period as Executive has been employed by the Company)”

2.	NO OTHER CHANGES

Except as set forth in this Amendment Agreement, all terms, provisions, conditions and restrictions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment Agreement the day and year first mentioned above.

DREW INDUSTRIES INCORPORATED

By: /s/Leigh J. Abrams

Name: Leigh J. Abrams
Title: President and Chief Executive Officer

/s/Harvey F. Milman

Harvey F. Milman